PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Quarter Ended March 31, 2013

NEW YORK, NY -- (Marketwire - May 09, 2013) - PennantPark Floating Rate Capital Ltd. (NASDAQ: PFLT) announced today financial results for its second fiscal quarter ended March 31, 2013.

HIGHLIGHTS

Quarter ended March 31, 2013
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio                                            $     183.9
  Net assets                                                    $     138.9
  Net asset value per share                                     $     14.10
  Credit Facility (cost $34.2)                                  $      34.2

Yield on debt investments at quarter-end                                8.8%

Operating Results:
  Net investment income                                         $       1.7
  Core net investment income per share (1)                      $      0.31
  Credit Facility amendment costs per share                     $      0.07
  GAAP net investment income per share                          $      0.24
  Distributions declared per share                              $     0.255

Portfolio Activity:
  Purchases of investments                                      $      45.1
  Sales and repayments of investments                           $      43.9

  Number of new portfolio companies invested                             16
  Number of existing portfolio companies invested                         4
  Number of portfolio companies at quarter-end                           63

(1) Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company's financial performance excluding the costs associated with amending our Credit Facility. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 10:00 A.M. ET ON MAY 10, 2013

PennantPark Floating Rate Capital Ltd. ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Friday, May 10, 2013 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 397-5352 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-2177. All callers should reference PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through May 24, 2013 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #1262842.

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2013, our portfolio totaled $183.9 million and consisted of $159.7 million of senior secured loans, $10.4 million of second lien secured debt and $13.8 million of subordinated debt, preferred and common equity investments. Our debt portfolio consisted of 88% variable-rate investments (including 83% with a London Interbank Offered Rate, or LIBOR, or prime floor) and 12% fixed-rate investments. Overall, the portfolio had unrealized appreciation of $0.3 million. Our overall portfolio consisted of 63 companies with an average investment size of $2.9 million, had a weighted average yield on debt investments of 8.8%, and was invested 87% in senior secured loans, 6% in second lien secured debt and 7% in subordinated debt, preferred and common equity investments.

As of September 30, 2012, our portfolio totaled $171.8 million and consisted of $150.2 million of senior secured loans, $12.0 million of second lien secured debt and $9.6 million of subordinated debt, preferred and common equity investments. Our debt portfolio consisted of 85% variable-rate investments (including 81% with a LIBOR or prime floor) and 15% fixed-rate investments. Overall, the portfolio had net unrealized appreciation of $0.3 million. Our overall portfolio consisted of 61 companies with an average investment size of $2.8 million, had a weighted average yield on debt investments of 8.6%, and was invested 87% in senior secured loans, 7% in second lien secured debt and 6% in subordinated debt, preferred and common equity investments.

For the three months ended March 31, 2013, we invested $45.1 million in 16 new and four existing portfolio companies with a weighted average yield on debt investments of 7.9%. Sales and repayments of investments for the three months ended March 31, 2013 totaled $43.9 million. For the six months ended March 31, 2013, we invested $84.0 million in 28 new portfolio companies and six existing portfolio companies with a weighted average yield on debt investments of 8.8%. Sales and repayments of investments for the six months ended March 31, 2013 totaled $74.2 million.

For the three months ended March 31, 2012, we invested $32.9 million in 12 new portfolio companies with a weighted average yield on debt investments of 8.9%. Sales and repayments of investments for the three months ended March 31, 2012 totaled $19.3 million. For the six months ended March 31, 2012, we invested $72.2 million in 25 new portfolio companies and two existing portfolio companies with a weighted average yield on debt investments of 9.2%. Sales and repayments of investments for the six months ended March 31, 2012 totaled $41.6 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and six months ended March 31, 2013 and 2012.

Investment Income

Investment income for the three and six months ended March 31, 2013 was $4.1 million and $8.1 million, respectively, and was attributable to $3.6 million and $6.9 million from senior secured loans, $0.2 million and $0.5 million from second lien secured debt investments and $0.3 million and $0.7 million from subordinated debt investments, respectively. This compares to investment income for the three and six months ended March 31, 2012, which was $2.9 million and $5.4 million, respectively, and was attributable to $2.3 million and $4.3 million from senior secured loans, $0.3 million and $0.6 million from second lien secured debt investments and $0.3 million and $0.5 million from subordinated debt investments, respectively. The increase in investment income was due to a larger portfolio which was funded through both our senior secured revolving credit facility, or the Credit Facility, and rotation out of lower yielding assets. We intend to grow our portfolio with the proceeds of our recent offering of common stock and our increased borrowing capacity under our Credit Facility.

Expenses

Expenses for the three and six months ended March 31, 2013 totaled $2.5 million and $4.4 million, respectively. Base management fees for the same periods totaled $0.5 million and $0.9 million, performance-based incentive fees totaled $0.6 million and $1.0 million (including $0.3 million of non-payable incentive fees), Credit Facility expenses totaled $0.5 million and $1.0 million (excluding $0.5 million of Credit Facility amendment expenses), general and administrative expenses totaled $0.4 million and $0.9 million and excise taxes were $0.1 million, respectively. This compares to expenses for the three and six months ended March 31, 2012, which totaled $1.4 million and $2.5 million, respectively. Base management fees for the same periods in the prior year totaled $0.4 million and $0.7 million, performance-based incentive fees totaled $0.2 million and $0.2 million, Credit Facility expenses totaled $0.3 million and $0.6 million and general and administrative expenses totaled $0.5 million and $1.0 million, respectively. The increase in management fees, incentive fees and Credit Facility expenses was due to the growth of our portfolio and expanding our borrowing capacity under our Credit Facility.

Net Investment Income

Net investment income totaled $1.7 million and $3.7 million, or $0.24 and $0.54 per share, for the three and six months ended March 31, 2013, respectively. Core net investment income (excluding $0.5 million of Credit Facility amendment expenses), a non-GAAP financial measure, totaled $2.2 million and $4.2 million, or $0.31 and $0.61 per share, for the three and six months ended March 31, 2013, respectively.

Net investment income totaled $1.5 million and $2.9 million, or $0.23 and $0.43 per share, for the three and six months ended March 31, 2012, respectively. The increase in net investment income was due to a larger portfolio and higher yielding assets offset by higher Credit Facility expenses and management and incentive fees.

Net Realized Gains or Losses

Sales and repayments of investments for the three and six months ended March 31, 2013 totaled $43.9 million and $74.2 million and realized gains totaled $1.1 million and $1.5 million, respectively. Sales and repayments of investments for the three and six months ended March 31, 2012 totaled $19.3 million and $41.6 million and realized gains totaled $0.1 million and $0.4 million, respectively. The increase in realized gains was driven by a higher volume of sales and early repayments than the comparable periods in the prior year.

Unrealized Appreciation or Depreciation on Investments and Credit Facility

For the three and six months ended March 31, 2013, we reported unrealized appreciation on investments of $0.4 million and $0.1 million, respectively. For the three and six months ended March 31, 2012, we reported unrealized appreciation on investments of $3.0 million and $4.1 million, respectively. As of March 31, 2013 and September 30, 2012, net unrealized appreciation on investments totaled $0.3 million and $0.3 million, respectively. The decrease in unrealized appreciation for current periods compared to prior periods was the result of the reversal of unrealized gains upon exiting our investments and changes in market values.

For the three and six months ended March 31, 2013, our long-term Credit Facility had a change in unrealized (appreciation) of zero and $(0.4) million, respectively. For the three and six months ended March 31, 2012, our long-term Credit Facility had a change in unrealized (appreciation) depreciation of $(0.1) million and $0.2 million, respectively. As of March 31, 2013 and September 30, 2012, net unrealized depreciation on our long-term Credit Facility totaled zero and $0.4 million, respectively. The change in unrealized appreciation for current periods compared to prior periods was the result of changes in the leveraged credit markets.

Net Increase in Net Assets Resulting from Operations

Net increase in net assets resulting from operations totaled $3.2 million and $5.0 million, or $0.45 and $0.72 per share, respectively, for the three and six months ended March 31, 2013. This compares to a net increase in net assets resulting from operations which totaled $4.5 million and $7.6 million, or $0.66 and $1.12 per share, respectively, for the three and six months ended March 31, 2012. The decrease in net assets resulting from operations compared to last year was due to changes in fair value of our investments due to changes in the market values of our investments.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived from public offerings, our Credit Facility, cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our Credit Facility, the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

On March 26, 2013, we completed a follow-on public offering of 3,000,000 shares of common stock at a public offering price of $14.00 per share for gross proceeds of $42.0 million and net proceeds of $41.6 million after offering expenses. PennantPark Investment Advisers, LLC paid the entire sales load of $1.3 million in connection with this offering.

On March 29, 2013, we amended our Credit Facility with affiliates of SunTrust Bank to expand the size of its Credit Facility from $100 million to $125 million, subject to satisfaction of certain conditions and the regulatory restrictions that the Investment Company Act of 1940, as amended, imposes on us as a business development company, to reduce the interest rate spread above LIBOR from 225 to 200 basis points, to reduce the undrawn commitment fee and to extend the maturity date to May 2018 and the revolving period to May 2016.

As of March 31, 2013 and September 30, 2012, there were $34.2 million and $75.5 million of outstanding borrowings under the Credit Facility, with an interest rate of 2.21% and 2.47%, respectively, in each case excluding the 0.375% undrawn commitment fee.

Our operating activities provided cash of $4.0 million for the six months ended March 31, 2013, and our financing activities used cash of $5.1 million for the same period. Our operating activities provided cash primarily from our investment activity that offset our financing activities, which used cash primarily to pay the deferred sales load and net repayments under the Credit Facility that was partially financed by the proceeds of our offering.

Our operating activities used cash of $23.3 million for the six months ended March 31, 2012, and our financing activities provided cash of $20.2 million for the same period. Our operating activities used cash primarily for our investment activity that was financed by net draws under the Credit Facility.

DISTRIBUTIONS

During the three and six months ended March 31, 2013, we declared stockholders distributions of $0.255 and $0.503 per share, for total distributions of $1.7 million and $3.4 million, respectively. We monitor available net investment income to determine if a tax return of capital may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, a portion of those distributions may be deemed to be a tax return of capital to our common stockholders. Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

RECENT DEVELOPMENTS

On April 8, 2013, we sold an additional 450,000 shares of common stock pursuant to the exercise of the underwriters' overallotment option at a public offering price of $14.00 per share, generating gross proceeds of $6.3 million. PennantPark Investment Advisers LLC has paid the entire sales load of $0.2 million in connection with the sale of these shares.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on its website at www.pennantpark.com.

           PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARY
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                                 March 31,    September 30,
                                                    2013           2012
                                                (unaudited)
                                               -------------  -------------
Assets
Investments at fair value
  Non-controlled, non-affiliated investments,
   at fair value (cost--$183,536,973 and
   $171,578,009, respectively)                 $ 183,869,762  $ 171,834,400
Cash equivalents                                   2,725,248      3,845,803
Interest receivable                                1,231,099      1,388,867
Receivable for investments sold                           --        986,278
Prepaid expenses and other assets                     50,735        311,313
                                               -------------  -------------
    Total assets                                 187,876,844    178,366,661
                                               -------------  -------------
Liabilities
Distributions payable                                599,476        548,053
Payable for investments purchased                 11,852,369      3,357,500
Credit Facility payable (cost--$34,200,000 and
 $75,500,000, respectively)                       34,200,000     75,122,500
Interest payable on Credit Facility                  153,476        161,550
Management fee payable                               456,637        424,747
Performance-based incentive fees payable             876,067        506,314
Accrued other expenses                               859,334        447,120
Accrued sales load charges                                --      2,055,000
                                               -------------  -------------
    Total liabilities                             48,997,359     82,622,784
                                               -------------  -------------
Net Assets
Common stock, 9,851,151 and 6,850,667 shares
 are issued and outstanding, respectively. Par
 value $0.001 per share and 100,000,000 shares
 authorized.                                           9,851          6,851
Paid-in capital in excess of par value           136,796,167     95,192,222
Distributions in excess of net investment
 income                                           (1,030,705)    (1,313,000)
Accumulated net realized gain on investments       2,771,383      1,223,913
Net unrealized appreciation on investments           332,789        256,391
Net unrealized depreciation on Credit Facility            --        377,500
                                               -------------  -------------
    Total net assets                           $ 138,879,485  $  95,743,877
                                               -------------  -------------
    Total liabilities and net assets           $ 187,876,844  $ 178,366,661
                                               -------------  -------------
Net asset value per share                      $       14.10  $       13.98
                                               =============  =============

            PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARY
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (Unaudited)

                              Three Months Ended     Six Months Ended March
                                  March 31,                    31,
                           -----------------------  ------------------------
                               2013        2012         2013         2012
                           ----------- -----------  -----------  -----------
Investment income:
From non-controlled, non-
 affiliated investments:
  Interest                 $ 3,976,016 $ 2,824,557  $ 7,614,243  $ 5,267,364
  Other income                 163,861     119,173      488,307      143,394
                           ----------- -----------  -----------  -----------
  Total investment income    4,139,877   2,943,730    8,102,550    5,410,758
                           ----------- -----------  -----------  -----------
Expenses:
  Base management fees         456,637     370,352      915,623      686,197
  Performance-based
   incentive fees              563,191     175,740      980,220      175,740
  Interest and expenses on
   the Credit Facility         495,395     342,496      966,463      621,476
  Administrative services
   expenses                    153,679     149,624      308,824      287,959
  Other general and
   administrative expenses     271,709     360,618      639,209      719,587
                           ----------- -----------  -----------  -----------
  Expenses before excise
   tax expense and
   amendment costs           1,940,611   1,398,830    3,810,339    2,490,959
  Excise tax                    33,341          --       67,413           --
  Credit Facility
   amendment costs             500,000          --      500,000           --
                           ----------- -----------  -----------  -----------
  Total expenses             2,473,952   1,398,830    4,377,752    2,490,959
                           ----------- -----------  -----------  -----------
  Net investment income      1,665,925   1,544,900    3,724,798    2,919,799
                           ----------- -----------  -----------  -----------
Realized and unrealized
 gain (loss) on
 investments and Credit
 Facility:
Net realized gain on non-
 controlled, non-
 affiliated investments      1,104,627      95,712    1,547,470      405,887
Net change in unrealized
 appreciation
 (depreciation) on:
  Non-controlled, non-
   affiliated investments      435,183   2,996,463       76,398    4,065,554
  Credit Facility
   (appreciation)
   depreciation                     --    (112,000)    (377,500)     239,000
                           ----------- -----------  -----------  -----------
  Net change in unrealized
   appreciation
   (depreciation) on
   investments and Credit
   Facility                    435,183   2,884,463     (301,102)   4,304,554
                           ----------- -----------  -----------  -----------
Net realized and
 unrealized gain from
 investments and Credit
 Facility                    1,539,810   2,980,175    1,246,368    4,710,441
                           ----------- -----------  -----------  -----------
Net increase in net assets
 resulting from operations $ 3,205,735 $ 4,525,075  $ 4,971,166  $ 7,630,240
                           =========== ===========  ===========  ===========
Basic - Net increase in
 net assets resulting from
 operations per common
 share                     $      0.45 $      0.66  $      0.72  $      1.12
                           ----------- -----------  -----------  -----------
Basic - Net investment
 income per common share   $      0.24 $      0.23  $      0.54  $      0.43
                           ----------- -----------  -----------  -----------
Diluted - Net increase in
 net assets resulting from
 operations per common
 share                     $      0.45 $      0.66  $      0.71  $      1.12
                           ----------- -----------  -----------  -----------
Diluted - Net investment
 income per common share   $      0.24 $      0.23  $      0.53  $      0.43
                           ----------- -----------  -----------  -----------

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans. From time to time, the Company may also invest in mezzanine debt and equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
Reception: (212) 905-1000
www.pennantpark.com